                                                                   EXHIBIT 10.3


                               SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this "AGREEMENT") is made and entered into as of November 14, 2002 by VIROLOGIC, INC., a Delaware corporation (the "GRANTOR"), in favor of SDS Merchant Fund, L.P., as Collateral Agent, for the benefit of the holders of the Notes (each a "SECURED PARTY" and collectively the "SECURED PARTIES"). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Exchange Agreement (as defined below).

                             W I T N E S S E T H :

        WHEREAS, Grantor and the Secured Parties have entered into that certain Exchange Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified, the "EXCHANGE AGREEMENT");

        WHEREAS, pursuant to the Exchange Agreement, Grantor has issued to the Secured Parties $12,045,987.94 in aggregate principal amount of Grantor's Series C Convertible Secured Promissory Notes (as from time to time amended, supplemented or otherwise modified, the "NOTES");

        WHEREAS, as collateral security for payment and performance of its obligations under the Exchange Agreement, the Notes and the other Transaction Documents, Grantor is willing to grant to the Collateral Agent (for the benefit of the Secured Parties) a security interest in certain of its property and assets; and

        WHEREAS, Grantor is contemporaneously entering into that certain Intellectual Property Security Agreement dated as of the date hereof in favor of the Collateral Agent (for the benefit of the Secured Parties)(as from time to time amended, supplemented or otherwise modified, the "INTELLECTUAL PROPERTY SECURITY AGREEMENT");

        NOW, THEREFORE, in order to induce the Secured Parties to enter into the Exchange Agreement and the other Transaction Documents and in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

        1. COLLATERAL. As collateral security for the prompt and complete payment and performance of all Secured Obligations (as defined below), Grantor hereby pledges, hypothecates, delivers and assigns to the Collateral Agent (for the benefit of the Secured Parties), and grants to the Collateral Agent (for the benefit of the Secured Parties) a continuing first priority security interest, subject only to Permitted Liens (as defined below) in and to, all of Grantor's right, title and interest in and to all of the following property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire right, title or interest and wheresoever located (all of the same being hereinafter referred to as the "COLLATERAL"): all personal property and fixtures of every kind and nature, including, without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which Grantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of Grantor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

        2. SECURED OBLIGATIONS. For purposes of this Agreement, "SECURED OBLIGATIONS" shall mean: (a) all obligations and liabilities to the Secured Parties, whether now existing or hereafter arising, under the Exchange Agreement, the Notes, this Agreement, the Intellectual Property Security Agreement, and/or any document or agreement related to any of the foregoing and the due performance and compliance with the terms of the Exchange Agreement, the Notes, this Agreement, the Intellectual Property Security Agreement, and/or any document or agreement related to any of the foregoing; (b) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or to preserve the Secured Parties' security interest in the Collateral; and (c) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of Grantor referred to in the immediately preceding clauses (a) and (b) in accordance with the terms of the Exchange Agreement, the Notes, this Agreement, the Intellectual Property Security Agreement, and/or any document or agreement related to the foregoing, the expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Collateral Agent (for the benefit of the Secured Parties) of its rights hereunder, together with reasonable attorneys' fees and court costs.

        3. FINANCING STATEMENTS. Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments or continuations thereto that describe the Collateral. Grantor shall execute and deliver as reasonably required by the Collateral Agent any additional financing statements or other documents, together with any necessary amendments or continuation statements so long as this Agreement remains in effect.

        4. MAINTENANCE OF SECURITY INTEREST. Grantor will, from time to time, upon the request of the Secured Parties, deliver specific assignments of Collateral, together with such other instruments and documents, financing statements, amendments thereto, assignments or other writings as the Collateral Agent may reasonably request to carry out the terms of this Agreement or to protect or enforce the Secured Parties' security interest in the Collateral. With respect to any and all Collateral to be secured and conveyed under this Agreement, Grantor agrees to do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Collateral Agent (for the benefit of the Secured Parties), including, but not limited to, the prompt payment of all fees and expenses incurred in connection with any filings made to perfect or continue a security interest in the Collateral in favor of the Collateral Agent (for the benefit of the Secured Parties). Grantor agrees to make appropriate entries upon its financial statements and books and records disclosing the security interest granted hereunder in favor of the Collateral Agent (for the benefit of the Secured Parties).

        5. RECEIPT OF PAYMENT. In the event an Event of Default (as hereinafter defined) shall occur and be continuing and Grantor (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, Grantor shall hold all such items of payment in trust for the Collateral Agent (for the benefit of the Secured Parties), and as the property of the Collateral Agent (for the benefit of the Secured Parties), separate from the funds of Grantor, and no later than the first business day following the receipt thereof, Grantor shall cause the same to be forwarded to the Collateral Agent (for the benefit of the Secured Parties) for its custody and possession as additional Collateral.

        6. COLLECTIONS. Grantor hereby authorizes the Collateral Agent (for the benefit of the Secured Parties), at all times after the occurrence and during the continuation of an Event of Default to open Grantor's mail and collect any and all amounts due to Grantor from any third parties obligated on any accounts that constitute part of the Collateral ("ACCOUNT DEBTORS"); and (b) to take over Grantor's post office boxes or make other arrangements as the Collateral Agent deems necessary to receive Grantor's mail, including notifying the post office authorities to change the address for delivery of Grantor's mail to such address as the Collateral Agent may designate.

        7. GRANTOR REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Anything herein to the contrary notwithstanding, Grantor shall remain liable under each of the accounts and contracts that constitute part of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such account and in accordance with and pursuant to the terms and provisions of each such contract. The Collateral Agent shall not have any obligation or liability under any account that constitutes part of the Collateral (or any agreement giving rise thereto) or under any contract that constitutes part of the Collateral by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to such account or contract pursuant hereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of Grantor under or pursuant to any such account (or any agreement giving rise thereto) or under or pursuant to any such contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such account (or any agreement giving rise thereto) or under any such contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        8. COVENANTS. Grantor covenants with the Collateral Agent (for the benefit of the Secured Parties) that from and after the date of this Agreement until termination hereof in accordance with Section 29 hereof:

        (a) INSPECTION. The Collateral Agent (by any of its officers, employees and agents) shall have the right upon its request and prior notice, and at any reasonable times during Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss Grantor's affairs and finances with any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof ("PERSON") (other than Account Debtors) and to verify with any such Person the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss Grantor's affairs and finances with Grantor's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral and such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Collateral Agent (for the benefit of the Secured Parties) may at any time and from time to time employ and maintain on Grantor's premises a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the interests of the Collateral Agent (for the benefit of the Secured Parties). All expenses incurred by the Collateral Agent by reason of the employment of such custodian shall be paid by Grantor, added to the Secured Obligations and secured by the Collateral.

        (b) ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. Grantor shall keep accurate and complete records of its accounts ("ACCOUNT RECORDS") and from time to time at intervals reasonably designated by the Collateral Agent, but, other than during the continuance of an Event of Default, not more often than once per month, Grantor shall provide the Collateral Agent (for the benefit of the Secured Parties) with a schedule of accounts in form and substance reasonably acceptable to the Collateral Agent describing all accounts created or acquired by Grantor ("SCHEDULE OF ACCOUNTS"); provided, however, that Grantor's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the security interest or other rights of the Collateral Agent (for the benefit of the Secured Parties) in and to any accounts. Grantor shall furnish to the Collateral Agent such documents relating to the accounts so scheduled, including without limitation repayment histories and present status reports to the extent maintained by Grantor in the ordinary course of its business (collectively, "ACCOUNT DOCUMENTS") and such other matter and information relating to the status of then existing accounts as the Collateral Agent shall reasonably request. Grantor shall not remove any Account Records or Account Documents or change its chief executive offices from 345 Oyster Point Boulevard, South San Francisco, California 94080 (the "CHIEF EXECUTIVE OFFICE") hereto without thirty
(30) days prior written notice to the Collateral Agent as provided in Section 23 hereof.

        (c) NOTICE REGARDING DISPUTED ACCOUNTS. In the event any amounts due and owing in excess of $50,000 are in dispute between any Account Debtor and Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result),

Grantor shall provide the Collateral Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

        (d) VERIFICATION OF ACCOUNTS. If an Event of Default has occurred and is continuing, each of the Collateral Agent's officers, employees or agents shall have the right, at any reasonable time or times hereafter, to verify with Account Debtors the validity, amount or any other matter relating to any accounts and, whether or not an Event of Default has occurred, each of the Collateral Agent's officers, employees or agents shall have the right to verify the same with Grantor.

        (e) SAFEKEEPING OF INVENTORY. Grantor shall be responsible for the safekeeping of its inventory, and in no event shall the Collateral Agent and/or any of the Secured Parties have any responsibility for: (i) any loss or damage to inventory or destruction thereof occurring or arising in any manner or fashion from any cause; (ii) any diminution in the value of inventory; or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling inventory; unless, in each case, caused by Collateral Agent's or such Secured Party's gross negligence or willful misconduct.

        (f) LOCATION, RECORDS AND SCHEDULES OF INVENTORY. Grantor shall keep correct and accurate records itemizing and describing the kind, type, location and quantity of inventory, its cost therefor and the selling price of inventory held for sale, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Collateral Agent from time to time at reasonable intervals designated by the Collateral Agent, but, other than during the continuance of an Event of Default, not more often than once per month, a current schedule of inventory based upon its most recent physical inventory and its daily inventory records. Grantor shall conduct a physical inventory, no less than annually, and shall furnish to the Collateral Agent such other documents and reports thereof as the Collateral Agent shall reasonably request with respect to inventory.

        (g) RETURNS OF INVENTORY. If any Account Debtor returns any inventory to Grantor after shipment thereof, and such return generates a credit in excess of $50,000 in the aggregate on any account or accounts of such Account Debtor, Grantor shall notify the Collateral Agent of the same as soon as practicable.

        (h) EVIDENCE OF OWNERSHIP OF EQUIPMENT. Grantor, as soon as practicable following a request therefor by the Collateral Agent, shall deliver to the Collateral Agent any and all evidence of ownership of any of its equipment (including without limitation certificates of title and applications for title).

        (i) LOCATION, RECORDS AND SCHEDULES OF EQUIPMENT. Grantor shall maintain accurate, itemized records itemizing and describing the kind, type, quality, quantity and value of its equipment and shall furnish the Collateral Agent upon request with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than once per fiscal quarter.

        (j) SALE OR MORTGAGE OF EQUIPMENT. Other than in the ordinary course of business with respect to disposition of obsolescent equipment or replacement of equipment with other equipment performing similar functions and having similar or better utility and value, and except as may be permitted by the Exchange Agreement prior to the occurrence and continuance of an Event of Default, Grantor shall not sell, exchange, lease, mortgage, encumber, pledge or otherwise dispose of or transfer any of its equipment or any part thereof without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

        (k) MAINTENANCE OF EQUIPMENT. Grantor shall keep and maintain its equipment in good operating condition and repair, ordinary wear and tear excepted. Grantor shall not permit any such items to become a fixture to real property (unless Grantor has granted the Collateral Agent a lien on such real property) or accessions to other personal property.

        (l) COMMERCIAL TORT CLAIMS. If Grantor shall at any time hold or acquire a commercial tort claim, Grantor shall immediately notify the Collateral Agent in a writing signed by Grantor of the brief details thereof and grant to the Collateral Agent (for the benefit of the Secured Parties) in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

        (m) LETTER OF CREDIT RIGHTS. To the extent that any Collateral consists of letter-of-credit rights, Grantor shall cause the issuer of each underlying letter of credit to consent to the assignment to the Collateral Agent (for the benefit of the Secured Parties) of the proceeds of such letter of credit.

        (n) INVESTMENT PROPERTY AND DEPOSIT ACCOUNTS. If there is any investment property included as Collateral that can be perfected by "control" through an account control agreement, Grantor shall use its best effort to cause such an account control agreement to be entered into and delivered to the Collateral Agent. If there are any deposit accounts included as Collateral that can be perfected by "control" through an account control agreement, Grantor shall cause such an account control agreement to be entered into and delivered to the Collateral Agent. If Grantor shall at any time hold or acquire any certificated securities, Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

        (o) PROMISSORY NOTES AND CHATTEL PAPER. If Grantor shall at any time hold or acquire any promissory notes or tangible chattel paper representing an amount in excess of $50,000, Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. To the extent that any Collateral consists of electronic chattel paper, Grantor shall cause the underlying chattel paper to be marked within the meaning of Section 9-105 of the Code (or successor section thereto).

        (p) COLLATERAL IN POSSESSION OF THIRD PARTIES. To the extent that any Collateral is in the possession of a third party, Grantor will join with the Collateral Agent in notifying the third party of the security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) and in obtaining an acknowledgement from the third party that it is holding the Collateral for the Collateral Agent (for the benefit of the Secured Parties).

        (q) NOTICES. Grantor will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Liens permitted hereunder) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the value of any material portion of the Collateral or on the Liens created hereunder. "LIEN" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

        (r) CHANGE OF NAME; LOCATION; ETC. Grantor shall not make any change (a) in its name, (b) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office facility at which Collateral owned by it is located (including the establishment of any such new office or facility) from 345 Oyster Point Boulevard, South San Francisco, California 94080, (c) in its identity or type of organization or corporate structure, (d) in its Federal Taxpayer Identification Number or organizational identification number or (e) in its jurisdiction of organization unless (i) Grantor provides the Collateral Agent at least thirty (30) days prior written notice of such change and (ii) all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent (for the benefit of the Secured Parties) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

        (s) TRANSFER OF COLLATERAL. Except for Permitted Liens or as otherwise expressly permitted herein, other than the disposition of items of Collateral in the ordinary course of Grantor's business as presently conducted, Grantor shall not sell, assign, transfer, encumber or otherwise dispose of any Collateral without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld. For purposes of this provision, "dispose of Collateral" shall include, without limitation, the creation of a Lien (whether voluntary or involuntary) on such Collateral.

        (t) TAXES AND ASSESSMENTS. Grantor shall promptly pay when due and payable, all taxes and assessments imposed upon the Collateral or operations or business of Grantor, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles, shall have been made therefor and, if the filing of a bond or other indemnity is necessary to avoid the creation of a lien against any of the assets of Grantor, such bond shall have been filed or indemnity provided.

        (u) FURTHER IDENTIFICATION OF COLLATERAL. Grantor will furnish to the Collateral Agent from time to time, upon the request of the Collateral Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

        (v) CASH MANAGEMENT. At any time that the Collateral Agent so requests, the Grantor will work with the Collateral Agent to set up such lock boxes and segregated accounts as the Collateral Agent may reasonably request in order to better perfect the security interest created hereunder in proceeds of the Collateral.

        (w) ASSIGNMENT OF CLAIMS ACT. Grantor shall immediately notify Collateral Agent if any of its accounts arise out of contracts with the United States or any agency or instrumentality thereof; and at such time as any of such accounts, individually or in the aggregate, exceed $50,000, Grantor shall execute any instruments and take any steps required by Collateral Agent in order that all moneys due and to become due under such contracts shall be assigned to Collateral Agent (for the benefit of the Secured Parties) and notice given to the government under the Federal Assignment of Claims Act.

        9. GENERAL WARRANTIES AND REPRESENTATIONS. Grantor represents and warrants to the Collateral Agent (for the benefit of the Secured Parties) that:

        (a) Grantor is and, except as permitted by the Exchange Agreement, will continue to be the owner of the Collateral hereunder, now owned and upon the acquisition of the same, free and clear of all Liens other than the security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) hereunder and under the Intellectual Property Security Agreement and Permitted Liens, and that it will defend such Collateral and any products and proceeds thereof against all claims and demands of all third parties at any time claiming the same or any interest therein adverse to the Collateral Agent. "PERMITTED LIENS" means (1) capital leases and purchase money security interests incurred with respect to equipment acquired by Grantor in the ordinary course of business, involving the incurrence of an aggregate amount of capital lease obligations and purchase money indebtedness of not more than $2,500,000 outstanding at any one time for all such Liens, provided that no such Liens shall extend to or cover any property other than the leased property or equipment purchased by proceeds of such permitted purchase money indebtedness;
(2) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, (3) Liens for mechanics and other similar liens not delinquent, (4) Liens to secure payment of workers' compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business, and (5) Liens in favor of financial institutions arising in connection with Grantor's deposit accounts held at such institutions.

        (b) Grantor has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, to grant the security interest of the Collateral Agent (for the benefit of the Secured Parties) hereunder and to perform fully each of its obligations hereunder. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Grantor enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to creditor's rights generally. No approval or consent of any foreign, federal, state, country, local or other governmental or regulatory body, and no approval or consent of any other Person is required in connection with the execution and delivery by Grantor of this Agreement, the grant of the security interest of the Collateral Agent (for the benefit of the Secured Parties) hereunder and the consummation and performance by Grantor of the transactions contemplated hereby. The execution and delivery of this Agreement, the grant of the security interest of the Collateral Agent (for the benefit of the Secured Parties) hereunder and the consummation and performance by Grantor of the transactions contemplated hereby will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any material instrument, contract or other agreement to which Grantor is a party or by or to which it or its assets or properties are bound or subject or any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

        10. PERFECTION WARRANTIES AND REPRESENTATIONS. Grantor represents and warrants to the Collateral Agent (for the benefit of the Secured Parties) that:

        (a) Grantor is a corporation duly organized, validly existing and in good standing in the State of Delaware and its exact legal name, state issued organizational identification number and federal employer identification number are as set forth on Schedule 1.

        (b) Grantor has not used any name other than that set forth on Schedule 1 for the preceding five (5) years and no entity has merged into Grantor or been acquired by Grantor within the past five (5) years.

        (c) Grantor's chief executive office and chief place of business is located at 345 Oyster Point Boulevard, South San Francisco, California 94080.

        (d) Set forth on Schedule 1 are the names and addresses of all entities from whom Grantor has acquired any personal property in a transaction not in the ordinary course of business during the past five (5) years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.).

        (e) Set forth on Schedule 1 are all banks or savings institutions at which Grantor maintains deposit accounts, all securities accounts maintained by Grantor and a list of all investment property owned or held by Grantor.

        (f) Set forth on Schedule 1 is a list and description of all now existing commercial tort claims of Grantor.

        11. ACCOUNT WARRANTIES AND REPRESENTATIONS. With respect to its accounts, Grantor represents and warrants to the Collateral Agent (for the benefit of the Secured Parties) that the Collateral Agent may rely on all statements or representations made by Grantor on or with respect to any Schedule of Accounts prepared and delivered by it and that:

        (a) All Account Records and Account Documents are located only at the Chief Executive Office;

        (b) All accounts are genuine, are in all material respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document;

        (c) All accounts cover bona fide sales and deliveries of inventory usually dealt in by Grantor, or the rendition by Grantor of services, to an Account Debtor in the ordinary course of business;

        (d) The amounts of the face value shown on any Schedule of Accounts or invoice statement delivered to the Collateral Agent with respect to any account, are actually owing to Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $100,000 in the aggregate for all Account Debtors, or greater than $50,000 individually, existing or asserted with respect thereto and Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto;

        (e) Except for conditions generally applicable to Grantor's industry and markets, there are no facts, events, or occurrences known to Grantor pertaining particularly to any accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, and on all contracts, invoices and statements delivered to the Collateral Agent, with respect thereto;

        (f) The goods or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, except those of the Collateral Agent (for the benefit of the Secured Parties), Permitted Liens, and those removed or terminated prior to the date hereof;

        (g) Its accounts have not been pledged to any Person other than to the Collateral Agent (for the benefit of the Secured Parties) under this Agreement and will be owned by Grantor free and clear of any Liens; and

        (h) The security interest of the Collateral Agent (for the benefit of the Secured Parties) therein will not be subject to any offset, deduction, counterclaim, lien or other adverse condition.

        12. INVENTORY WARRANTIES AND REPRESENTATIONS. With respect to its inventory, Grantor represents and warrants to the Collateral Agent (for the benefit of the Secured Parties) that the Collateral Agent may rely on all statements or representations made by Grantor on or with respect to any inventory and that:

        (a) All inventory is located only at the locations set forth on Schedule 1 hereto;

        (b) None of its inventory is or will be subject to any Lien, except for the security interest of the Collateral Agent (for the benefit of the Secured Parties) hereunder and Permitted Liens;

        (c) No inventory of Grantor that would reasonably be likely, in the aggregate, to be of value in excess of $50,000 is, and shall not at any time or times hereafter be, stored with a bailee, warehouseman, or similar party without the Collateral Agent's prior written consent and, if the Collateral Agent gives such consent, Grantor will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to the Collateral Agent upon its request therefor, in form and substance reasonably acceptable to the Collateral Agent, warehouse receipts therefor in the Collateral Agent's name and take such other action and be party to such document as deemed necessary or prudent by the Collateral Agent to maintain the security interest of the Collateral Agent (for the benefit of the Secured Parties) in such inventory;

        (d) No inventory is, and shall not at any time or times hereafter be, under consignment to any Person, the value of which, when aggregated with all other inventory under consignment of Grantor, would exceed $50,000; and

        (e) No inventory is at or shall be kept at any location that is leased by Grantor from any other Person with contractual, statutory or other rights to obtain a Lien, or other right in any inventory which may take priority over the Lien of the Collateral Agent (for the benefit of the Secured Parties), unless such lessor waives its rights with respect to such inventory in form and substance acceptable to the Collateral Agent and delivered in writing to the Collateral Agent prior to such amount of inventory being at such one or more locations.

        13. EQUIPMENT REPRESENTATIONS AND WARRANTIES. With respect to its equipment, Grantor represents and warrants to the Collateral Agent (for the benefit of the Secured Parties) that the Collateral Agent may rely on all statements or representations made by Grantor on or with respect to any equipment and that:

        (a) All equipment is located only at the locations set forth in Schedule 1 hereto;

        (b) None of its equipment is or will be subject to any Lien, except for the security interest of the Collateral Agent (for the benefit of the Secured Parties) hereunder and Permitted Liens;

        (c) No equipment of Grantor is at or shall be kept at any location that is leased by Grantor from any other Person with contractual, statutory or other rights to obtain a Lien, or other right in any equipment which may take priority over the Lien of the Collateral Agent (for the benefit of the Secured Parties), unless such lessor waives its rights with respect to such equipment in form and substance acceptable to the Collateral Agent and delivered in writing to the Collateral Agent prior to such amount of equipment being at such one or more locations.

        14. CASUALTY AND LIABILITY INSURANCE REQUIRED.

            (a) Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including, without limiting the generality of any other covenant herein contained:

                  (i) casualty insurance on inventory and equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire and lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

                  (ii) comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Collateral Agent), with the Collateral Agent (for the benefit of the Secured Parties) as additional insured parties and as loss payees, in amounts as shall be reasonably satisfactory to the Collateral Agent;

                  (iii) liability insurance with respect to the operation of its facilities under the workers' compensation laws of the states in which such Collateral is located; and

                  (iv) business interruption insurance.

            (b) Each insurance policy obtained in satisfaction of the requirements of Section 14(a) hereof:

                  (i) may be provided by blanket policies now or hereafter maintained by Grantor;

                  (ii) shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Collateral Agent;

                  (iii) shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Collateral Agent;

                  (iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days' prior written notice to the Collateral Agent, except for non-payment of premium, in which case such policies shall provide ten (10) days' prior written notice;

                  (v) without limiting the generality of the foregoing, all insurance policies where applicable under Section 14(a)(i) carried on the Collateral shall name the Collateral Agent (for the benefit of the Secured Parties), as loss payees and the Collateral Agent (for the benefit of the Secured Parties) as additional insured.

            (c) Prior to the expiration of any such policy, Grantor shall furnish the Collateral Agent with evidence satisfactory to the Collateral Agent that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

            (d) Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Secured Parties) effective upon the occurrence and during the continuance of an Event of Default, as Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

            (e) In the event Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Collateral Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Event of Default by Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by the Collateral Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by Grantor to the Collateral Agent (for the benefit of the Secured Parties) and shall be additional Secured Obligations secured by the Collateral.

            (f) Grantor agrees that to the extent that it shall not carry insurance required by Section 14(a) hereof, it shall in the event of any loss or casualty pay promptly to the Collateral Agent (for the benefit of the Secured Parties), for application in accordance with the provisions of Section 14(h) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Collateral Agent, under the provisions of Section 14(h) hereof had such insurance been carried to the extent required.

            (g) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 12(a)(ii) and 12(a)(iii) hereof shall be applied by Grantor toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

            (h) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 14(a)(i) hereof shall be paid to Grantor and held by Grantor in a separate account and applied as follows: (i) as long as no Event of Default shall have occurred and be continuing, after any loss under any such insurance and payment of the proceeds of such insurance, Grantor shall have a period of thirty (30) days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Collateral Agent (for the benefit of the Secured Parties), as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets used or useful in the conduct of the business of Grantor, subject to the provisions of this Agreement. If Grantor elects to repair or replace the Collateral so damaged, Grantor agrees the Collateral shall be repaired to a condition substantially similar to its condition prior to damage or replaced with Collateral in a condition substantially similar to the condition of the Collateral so replaced prior to damage; and (ii) at all times during which an Event of Default shall have occurred and be continuing, after any loss under such insurance and payment of the proceeds of such insurance, Grantor shall immediately deliver such Net Proceeds to the Collateral Agent (for the benefit of the Secured Parties), as additional Collateral.

        (i) "NET PROCEEDS" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

        (j) In case of any material damage to or destruction of all or any material part of the Collateral pledged hereunder by Grantor, Grantor shall give prompt notice thereof to the Collateral Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations. Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance.

        15. EVENTS OF DEFAULT. It is understood and agreed that the occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder and shall entitle the Collateral Agent (for the benefit of the Secured Parties) to take such actions as are elsewhere provided in this Agreement in respect of Events of Default: (a) an "Event of Default" as defined in the Notes shall have occurred and be continuing; or (b) any representation or warranty made by Grantor herein shall prove to have been false in any material respect when made; or (c) any covenant made by Grantor herein (other than those covenants contained in Section 8(a) hereof) is breached, violated, or not complied with and not cured within ten (10) days after notice thereof from the Collateral Agent; provided, however, that any breach, violation or non-compliance with any covenant contained in Section 8(a) hereof shall immediately result in an Event of Default; or (d) any material uninsured damage to or loss, theft or destruction of any of the Collateral shall occur; or (e) the security interests granted herein do not constitute for any reason a first priority perfected security interest in the Collateral covered thereby, subject only to Permitted Liens.

        16. RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT. Upon and during the continuance of an Event of Default, the Collateral Agent (for the benefit of the Secured Parties) shall have the following rights and remedies in addition to any rights and remedies set forth elsewhere in this Agreement, all of which may be exercised with or, if allowed by law, without notice to Grantor:

        (a) All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement or the other Transaction Documents;

        (b) The right to foreclose the Liens created under this Agreement by any available judicial procedure or without judicial process;

        (c) The right to (i) enter upon the premises of Grantor through self-help and without judicial process, without first obtaining a final judgment or giving Grantor notice and opportunity for a hearing on the validity of the Collateral Agent's claim and without any obligation to pay rent to Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Collateral Agent or any agent of the Collateral Agent, for such time as the Collateral Agent may desire, in order effectively to collect or liquidate the Collateral, and/or (ii) require Grantor to assemble the Collateral and make it available to the Collateral Agent (for the benefit of the Secured Parties) at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

        (d) The right to (i) demand payment of its accounts; (ii) enforce payment of Grantor's accounts, by legal proceedings or otherwise; (iii) exercise all of Grantor's rights and remedies with respect to the collection of Grantor's accounts; (iv) settle, adjust, compromise, extend or renew Grantor's accounts;
(v) settle, adjust or compromise any legal proceedings brought to collect Grantor's accounts; (vi) if permitted by applicable law, sell or assign Grantor's accounts upon such terms, for such amounts and at such time or times as the Collateral Agent deems advisable; (vii) discharge and release Grantor's accounts; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (ix) prepare, file and sign Grantor's name on a Proof of Claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign Grantor's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with Grantor's accounts;
(xi) endorse the name of Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to Grantor's accounts or inventory; (xii) use Grantor's stationery for verifications of Grantor's accounts and notices thereof to Account Debtors;
(xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which Grantor has access; and (xiv) do all acts and things and execute all documents necessary, in the Collateral Agent's sole discretion, to collect Grantor's accounts; and

        (e) The right to sell, assign, lease or to otherwise dispose of all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit with or without representations and warranties, all as the Collateral Agent, in its sole discretion, may deem advisable. The Collateral Agent shall have the right to conduct such sales on Grantor's premises or elsewhere and shall have the right to use Grantor's premises without charge, subject to the rights of any lessor, for such sales for such time or times as the Collateral Agent may reasonably determine. The Collateral Agent may, if its deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor agrees that the Collateral Agent have no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. The Collateral Agent is hereby granted a license or other right to use, without charge, Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Grantor's rights under any license and any franchise agreement shall inure to the benefit of the Collateral Agent. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Collateral Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Collateral Agent shall deem appropriate, but the Collateral Agent shall have the right to sell or dispose of the Collateral without such processing. In addition, Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to Grantor. The Secured Parties may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations. Any sale or other disposition of the Collateral and the possession thereof by the Collateral Agent shall be in compliance with all provisions of applicable law (including applicable provisions of the Uniform Commercial Code). Grantor shall be liable to the Secured Parties, and shall pay to the Collateral Agent (for the benefit of the Secured Parties), on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral. The Secured Parties shall remit to Grantor or other Person entitled thereto any surplus remaining after this Agreement has been terminated in accordance with Section 29 hereof.

        17. ANTI-MARSHALLING PROVISIONS. The right is hereby given by Grantor to the Collateral Agent (for the benefit of the Secured Parties), to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Collateral Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens in the remaining Collateral conferred under such documents, nor release Grantor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Secured Parties, the Collateral Agent (for the benefit of the Secured Parties) shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Collateral Agent in the manner herein provided. Grantor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

        18. APPOINTMENT OF THE COLLATERAL AGENT AS GRANTOR'S LAWFUL ATTORNEY. Without limitation of any other provision of this Agreement, upon and during the continuance of an Event of Default, Grantor irrevocably designates, makes, constitutes and appoints the Collateral Agent (for the benefit of the Secured Parties) (and all third parties designated by the Collateral Agent), as Grantor's true and lawful attorney (and agent-in-fact) to take all actions and to do all things required to be taken or done by Grantor under this Agreement. All acts of the Collateral Agent or its designees taken pursuant to this Section 18 are hereby ratified and confirmed and the Collateral Agent or its designees shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law, other than as a result of its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable by Grantor until this Agreement has been terminated in accordance with Section 29 hereof.

        19. PERFORMANCE BY COLLATERAL AGENT OF GRANTOR'S OBLIGATIONS. If Grantor fails to perform or comply with any of its agreements contained herein after any applicable cure period and the Collateral Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreements, the expenses of the Collateral Agent incurred in connection with such performance or compliance shall be payable by Grantor to the Collateral Agent on demand and shall constitute Secured Obligations secured hereby.

        20. RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Collateral Agent (for the benefit of the Secured Parties), set forth in this Agreement is not intended to be exhaustive and the exercise by the Collateral Agent of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, or under any other agreement between Grantor and the Collateral Agent and/or any Secured Party or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Collateral Agent in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing. No course of dealing between Grantor and the Collateral Agent or the Collateral Agent's agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. Neither the Collateral Agent nor any Secured Party shall have any liability for any error, omission or delay of any kind occurring in the handling or liquidation of the Collateral or for any damages resulting therefrom, other than as a result of its gross negligence or willful misconduct.

        21. SUPPLEMENTAL DOCUMENTATION. At the Collateral Agent's request, Grantor shall execute and deliver to the Collateral Agent, at any time or times hereafter, all documents, instruments and other written matter that the Collateral Agent may request to perfect and maintain perfected the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, in form and substance acceptable to the Collateral Agent, and pay all charges, expenses and fees the Collateral Agent may reasonably incur in filing any of such documents, and all taxes relating thereto. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed by the Collateral Agent in any filing office.

        22. WAIVERS. In addition to the other waivers contained herein, Grantor hereby expressly waives, to the extent permitted by law: presentment for payment, demand, protest, notice of demand, notice of protest, notice of default or dishonor, notice of payments and nonpayments and all other notices and consents to any action taken by the Collateral Agent (on behalf of the Secured Parties) unless expressly required by this Agreement.

        23. NOTICE. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone or telecopy number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third business day after the day on which mailed, or if sent prepaid by a national overnight courier service, on the first business day after the day on which delivered to such service against receipt therefor, addressed to such party at said address:

        (a) if to Grantor:

        ViroLogic, Inc.
        345 Oyster Point Boulevard
        South San Francisco, California 94080
        Telephone:   (650) 603-1100
        Facsimile:
        Attn:  Chief Executive Officer

        with a copy simultaneously transmitted by like means to (which transmittal shall not constitute notice hereunder):

        Cooley Godward LLP
        4401 Eastgate Mall
        San Diego, California 92121
        Telephone:  (858) 550-6000
        Facsimile: (858) 453-3555

        (b) if to the Collateral Agent:

        SDS Merchant Fund, L.P.
        53 Forest Avenue
        Second Floor
        Old Greenwich, CT 06870
        Telephone:  (203) 967-5850, ext. 75
        Facsimile: (203) 967-5851
        Attn: Steve Derby

        with a copy simultaneously transmitted by like means to (which transmittal shall not constitute notice hereunder):

        Drinker Biddle & Reath LLP
        One Logan Square
        18th and Cherry Streets
        Philadelphia, PA 19103
        Telephone:  (215) 988-2700
        Facsimile:  (215) 988-2757
        Attn:  Stephen T. Burdumy, Esq.

or to such other address as each party may designate for itself by like notice given in accordance with this Section 23.

        24. DEFINITIONS. All terms defined in Article 9 of the Uniform Commercial Code of the State of Delaware (the "CODE") and used in this Agreement shall have the same definitions herein as specified in Article 9 of the Code, and such definitions are hereby incorporated herein by reference and made a part hereof.

        25. ENTIRE AGREEMENT. This Agreement, together with the Exchange Agreement and the other Transaction Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

        26. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

        27. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of Grantor, and the rights, remedies, powers, and privileges of the Collateral Agent (for the benefit of the Secured Parties) hereunder shall inure to the benefit of the successors and assigns of the Collateral Agent; provided, however, that Grantor shall not make any assignment hereof without the prior written consent of the Collateral Agent.

        28. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

        29. TERMINATION; RELEASE. Upon the indefeasible payment in full of all Secured Obligations, this Agreement and all obligations of Grantor hereunder shall terminate without delivery of any instrument or performance of any act by any party, and the Collateral shall automatically be released from the Liens created by this Agreement and all rights to such Collateral shall automatically revert to Grantor. Notwithstanding the immediately preceding sentence, upon such termination of this Agreement, the Collateral Agent, at the expense of Grantor, shall reassign and redeliver such Collateral then held by or for the Secured Parties and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

        30. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        31. INDEMNIFICATION. Grantor agrees to pay, and to save the Collateral Agent and each Secured Party harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by Grantor in complying with any law or regulation applicable to any of the Collateral,
(iii) in connection with any action taken by the Collateral Agent in exercising its rights under this Agreement, and (iv) in connection with the preparation and enforcement of this Agreement and/or and document or agreement related thereto, except to the extent caused by Collateral Agent's or such Secured Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Collateral Agent under any Account or contract that constitutes part of the Collateral for any sum owing thereunder, or to enforce any provisions of any such Account or contract, Grantor will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the Account Debtor thereunder, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Account Debtor or its successors from Grantor. The obligations under this Section 30 shall survive termination of this Agreement.

        32. GOVERNING LAW.

        (a) This Agreement and the rights and obligations of Grantor hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, except to the extent that under the Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any security interest granted hereunder.

        (b) Each party hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein may be instituted in any state or federal court sitting in the State of Delaware, and, by the execution and delivery of this Agreement, each party expressly waives any objection that it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

        (c) Each party agrees that service of process may be made by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to the address of such party provided by Section 23 hereof, or by any other method of service provided for under the applicable laws in effect in the State of Delaware.

        (d) Nothing contained in subsections (b) or (c) hereof shall preclude any party from bringing any suit, action or proceeding arising out of or relating to this Agreement in the courts of any place where any party or any of such party's property or assets may be found or located. To the extent permitted by the applicable laws of any such jurisdiction, each party hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any other court or courts which now or hereafter, by reason of its present or future domicile, or otherwise, may be available to it.

        (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


               [Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.


                                            VIROLOGIC, INC.



                                            By: /s/ WILLIAM D. YOUNG
                                               --------------------------------
                                            Name: William D. Young
                                                 ------------------------------
                                            Title: Chairman & CEO
                                                  -----------------------------


Acknowledged and agreed to by the Collateral Agent:

SDS MERCHANT FUND, L.P.,
as Collateral Agent,
by its Managing Member,
SDS Capital Partners, L.L.C.


By: /s/ STEVE DERBY
   --------------------------------
Name: Steve Derby
     ------------------------------
Title: Managing Member
      -----------------------------